Exhibit 2

Item 4. Purpose of the Transaction

Item 4 of Schedule 13D is amended by adding the following:

The following is added to the end of Item 4 of Schedule 13D:

On August 25, 2016 and August 24, 2016, RIVC issued the press releases attached hereto and incorporated herein by reference as Exhibit 99.8.